EXHIBIT 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Y-mAbs Therapeutics, Inc. (the “Company”) hereby certifies, to his knowledge, that:

(i)	the accompanying Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2023 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and
(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 29, 2024	/s/ Bo Kruse
Name: Bo Kruse
Title: EVP and Chief Financial Officer (Principal Financial Officer)